As filed with the Securities and Exchange Commission on August 11, 1998
                                       Registration No. 333-__________


                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933



                       Homeland Holding Corporation
          (Exact name of Registrant as specified in its charter)


Delaware                                                  73-1311075
(State or                                              (I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation or
organization)

2601 Northwest Expressway, Suite 1100E
      Oklahoma City, Oklahoma                                73112
 (Address of Principal Executive Offices)                  (Zip Code)




                HOMELAND HOLDING CORPORATION 1997 NON-EMPLOYEE
                          DIRECTORS  OPTION PLAN
                         (Full title of the plan)

                             Deborah A. Brown
                   2601 Northwest Expressway, Suite 1100E
                       Oklahoma City, Oklahoma 73112
                  (Name and address of agent for service)

                              (405) 879-6600
        (Telephone number, including area code, of agent for service)

                                 Copy to:
                           J. Bradford Hammond
                Crowe & Dunlevy, A Professional Corporation
                       321 South Boston, 5th Floor
                          Tulsa, Oklahoma 74103
                              (918) 592-9800

CALCULATION OF REGISTRATION FEE

                                      Proposed      Proposed
                                      Maximum       Maximum
                        Amount to     Offering      Aggregate   Calculation of
Title of Securities to     be          Price        Offering     Registration
be Registered           Registered   Per Share(1)   Price(1)        Fee



Common Stock, par value
$.01 per share           200,000      $   6.94      $1,388,000   $  409.46


(1) A total of 200,000 shares have been reserved for issuance pursuant to options granted or to be granted under the Registrant's 1997 Non-Employee Directors Option Plan and are being registered hereby. The proposed maximum aggregate offering price of 90,000 of such shares that are subject to outstanding options has been calculated based on the weighted average exercise price of such outstanding options of $7.625 per share. The proposed maximum aggregate offering price of 110,000 of such shares that are not subject to outstanding options has been calculated based on the average of the high and low sales prices of the Common Stock as reported on the NASDAQ National Market System on August 5, 1998, which average price was $6.375 per share.



                                 PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998.

          (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1998.

          (3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 20, 1998.

          (4) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 10 declared effective by the Securities and Exchange Commission on December 6, 1996.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          This Registration Statement covers Common Stock, par value $.01 per share, of the Registrant, which is registered under Section 12(g) of the Exchange Act. The description of the Common Stock contained in the registration statement under the Exchange Act is incorporated herein by reference as described above.

Item 5.   Interests of Named Experts and Counsel

          There are no interests of any expert or counsel required to be disclosed pursuant to Item 5.

Item 6.   Indemnification of Officers and Directors

          The Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Registrant and its stockholders. The provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

          Under Delaware law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding whether actual or threatened to which any such person may be made a party by reason of the fact that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

          Section 2 of the 1997 Non-Employee Directors Option Plan (the "Plan") provides that no member of the Board of Directors of the Registrant or the committee administering the Plan, if any, shall be liable for any action or any determination taken or made in good faith and that such members shall be entitled to indemnification and advancement of expenses as provided in the Registrant's Bylaws.

Item 7.   Exemption from Registration Claimed

          There are no restricted securities being offered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

               Number                      Description

                5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

               23.1    Consent of PricewaterhouseCoopers LLP

               23.2    Consent of Crowe & Dunlevy (contained in Exhibit 5.1).

               24.1    Powers of Attorney (included in signature page hereto).


Item 9.   Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                     SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on August
11, 1998.

                                     HOMELAND HOLDING CORPORATION



                                     By:  /s/ Deborah A.Brown
                                              Deborah A. Brown
                                              Vice President and Controller


       KNOW ALL BY THESE PRESENTS, that the persons whose signatures appear below hereby constitute and appoint Deborah A. Brown and Prentess E. Alletag, Jr., and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Name                  Position                         Date


/s/ David B. Clark            President and Chief             August 11, 1998
                              Executive Officer
                              (Principal Executive Officer)

/s/ Deborah A. Brown          Vice President and Controller   August 11, 1998
Deborah A. Brown              (Principal Financial and
                              Accounting Officer)

/s/ Robert E. (Gene) Burris   Director                        August 11, 1998
Robert E.  (Gene) Burris

/s/ Edward B. Krekeler, Jr.   Director                        August 10, 1998
Edward B.  Krekeler, Jr.

/s/ Laurie M. Shahon          Director                        August 11, 1998
Laurie M.  Shahon

John A. Shields               Director                        August 11, 1998
John A.  Shields

/s/ William B. Snow           Director                        August 10, 1998
William B.  Snow

David N. Weinstein            Director                        August 11, 1998
David N.  Weinstein



                                  EXHIBIT INDEX




     Number                                Description

        5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

       23.1            Consent of PricewaterhouseCoopers LLP

       23.2            Consent of Crowe & Dunlevy (included in Exhibit 5.1).

       24.1            Powers of Attorney (included in signature page hereto).




                                       EXHIBIT 5.1




                        [Letterhead of Crowe & Dunlevy]       Exhibit 5.1





                                  August 11, 1998

Homeland Holding Corporation
2601 Northwest Expressway, Suite 1100
Oklahoma City, OK 73112

     Re: Registration Statement on Form S-8 Relating to Homeland Holding Corporation 1997 Non-Employee Directors Option Plan

Ladies and Gentlemen:

     You have requested our advice with respect to the legality of the common stock, $0.01 par value per share ("Common Stock"), of Homeland Holding Corporation (the "Company") issuable upon exercise of options granted or to be granted pursuant to the Company's 1997 Non-Employee Directors Option Plan (the "Plan").

     We have examined and are familiar with the originals or copies, the authenticity of which has been established to our satisfaction, of all documents or other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

     Based on the foregoing, and upon consideration of applicable law, it is our opinion that the 200,000 authorized but unissued shares of Common Stock or treasury stock of the Company which may be issued pursuant to the Plan will, upon payment therefor and delivery thereof in accordance with the Plan, be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                  Respectfully submitted,

                                  CROWE & DUNLEVY,
                                  A PROFESSIONAL CORPORATION


                                  By /s/ J. Bradford Hammond
                                  J. Bradford Hammond




                             EXHIBIT 23.1
                                                          Exhibit 23.1
                  CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. ______) and the related prospectus of our report dated March 28, 1998, on our audits of the consolidated financial statements of Homeland Holding Corporation as of January 3, 1998, and December 28, 1996, and for the 53 weeks ended January 3, 1998, the 20 weeks ended December 28, 1996, the 32 weeks ended August 10, 1996, and the 52 weeks ended December 30, 1995, which report is included in the Annual Report on Form 10-K of Homeland Holding Corporation for the year ended January 3, 1998. We also consent to the reference to our firm under the caption "Experts" in the prospectus relating to the Registration Statement.


                                  PRICEWATERHOUSECOOPERS LLP



Oklahoma City, Oklahoma
August 11, 1998